Exhibit 99.1

FOR:	CONTACT:
Precision Tune Auto Care	Leni Kass
748 Miller Dr., S.E.	847-229-8911
Leesburg, VA 20175	lsk1836@aol.com
www.precisiontune.com

FOR IMMEDIATE RELEASE

Precision Tune Auto Care signs agreement with

Hong Kong Company to open 330 centers in China

LEESBURG, VA - Precision Auto Care, Inc. (OTC Bulletin Board: PACI) on Tuesday signed a master franchise agreement with senior executives of Hung Yue Holdings (Hong Kong) Co., Ltd. giving that firm’s affiliate, Precision Tune Auto Care (China) Company Limited, a license to open and operate at least 330 Precision Tune Auto Care (PTAC) car care centers in China over the next seven years. The first PTAC center is scheduled to open early next year.

Paul Ng, President and CEO of Hung Yue Holdings Co., Ltd, and Peter Zhu, COO of Hung Yue, signed the deal with PACI at PTAC’s headquarters in Leesburg, Va., in suburban, Washington D.C.

Lou Brown, PACI CEO, said the agreement was the first major licensing deal an American auto service and repair franchise had reached in China. “The Chinese economy is expanding rapidly, and the transportation infrastructure needs to keep pace with the economic growth,” said Brown.

“China is the fastest growing market in the world, yet they have no auto aftermarket providers except small independents and dealerships,” said Robert Falconi, President and COO of PACI. “ Market research from last year demonstrates that the production of motor vehicles in China was up by 38.8 percent, with the production of the car category rising an astounding 55.2 percent. These vehicles require sophisticated diagnostic equipment and trained technicians to maintain and repair them. “The investment in equipment for this type of technology is financially out of reach for most independent repair shops in China,” said Falconi, presenting a great opportunity for PTAC to aggressively market to customers who want affordable and convenient car care and repairs.

Hung Yue Holdings chose PTAC over other American auto car care franchises based in part on their international experience, especially their success in franchising more than 55 repair centers in Taiwan through the master franchisee for that entity.

Hung Yue Holdings Co., Ltd. serves Hong Kong as well as mainland China. The company’s subsidiaries and sister companies are involved in a multitude of industries ranging from petrol engine manufacturing to real estate, imports and exports, construction, investments and other economic sectors.

Precision Tune Auto Care has been a pioneer for more than 25 years in advanced diagnostic training and development, and is the one stop shop for scheduled maintenance, service and repairs for autos, SUV’s and minivans. Servicing 2.5 million vehicles each year, PTAC operates more than 418 state-of-the-art professional service facilities throughout the world and is a leader in educating the driving public on the importance of car care for personal safety and the health of the environment.

Precision Auto Care, Inc.’s affiliate, Precision Franchising LLC, is one of the world’s leading franchisors of auto care centers, with 428 operating centers as of June 30, 2003. The Company franchises Precision Tune Auto Care centers around the world.

Cautionary Statement: The statements in this press release contain forward-looking statements within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934. These statements are based on the Company’s current expectations, estimates and projections. Statements that are not historical facts are forward-looking statements and typically are identified by words like “believe,” “anticipate,” “could,” “estimate,” “expect,” “intend,” “plan,” “project,” “will” and similar terms. These statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. Accordingly, actual results may differ from current expectations, estimates and projections. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may impact the Company’s actual results include: (i) business conditions and the general economy; (ii) the federal, state and local regulatory environment; (iii) increased competitive pressure in the automotive after-market services business;  (iv) significant automotive technology advances;  (v) management’s ability to execute the Company’s business plan; (vi)  the Company’s ability to sell franchises in each state; and (vii) the ability of master franchisees, area developers, and franchisees to adapt the system to local competitive circumstances.  Additional information concerning risks and uncertainties that could cause actual results to differ materially from those projected or suggested may be found in the forward-looking statements in the Company’s filings with the Securities and Exchange Commission and in its Annual Report on Form 10-KSB for the year ended June 30, 2003.  The forward-looking statements contained in this Form 8-K represent the Company’s judgment as of the date of this Form 8-K, and you should not unduly rely on these statements.

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